Exhibit 10.7

Amendment to Transfer Agreement dated June 27, 2003

Between

voxeljet technology GmbH

Am Mittleren Moos 15

D 86167 Augsburg

(Formerly known as Generis GmbH)

And

Prometal RCT GmbH

Am Mittleren Moos 41

D 86167 Augsburg

[***]                   Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

Preamble

Voxeljet GmbH and Extrude Hone GmbH are parties to a Patent and Know How Transfer Agreement dated June 27, 2003 whereby Extrude Hone Germany obtained the rights in certain patents and other intellectual properties of Generis (collectively the “Generis Sand IP”) which were subsequently transferred to Prometal RCT GmbH.

According to §4.2 of this agreement voxeljet requires the prior written consent of Prometal RCT to sell machines containing Generis Sand Technology.

On April 3rd 2007 a verbal understanding was reached containing the following basic points:

License for Voxeljet

Voxeljet will be granted a license on Prometal’s share in Generis Sand IP to build 3D printing machines for plastic forms and parts.

The license fee is based on §5.4 of the Patent and Know How Transfer agreement. The start point is the business year 2005.

The license fee will be calculated from the net sales price of the voxeljet plastic printing machines:

Business year	[***]	[***]	[***]	[***]	[***]	[***]
	[***]	[***]	[***]	[***]	[***]	[***]

Sales of Voxeljet plastic printing equipment

Voxeljet agrees to use the EX ONE LLC Company (parent company to Prometal RCT) and its affiliates as a preferred partner to sell and market the plastic printing machines in international Markets especially in North America and Japan.

License fee on job shop machine

The calculation base for the license fee on internally used job shop machines is [***] of the List price of the respective machine. This calculation method applies to all machines used within voxeljet and the EX ONE group and coveres RCT sand printing machines as well as voxeljet plastic printing machines.

License Fee for consecutive years

Starting with deliveries of licensed goods in [***] the license fee from Prometal to voxeljet will be calculated from the net sales price of the sand printing machines at a rate of [***].

Starting with deliveries of licensed goods in [***] the license fee from voxeljet to Prometal will be calculated from the net sales price of the plastic printing machines at a rate of [***].

The obligation to pay license fees in both directions ends with expiration of the last issued patent falling under the Generis Sand IP.

Reports and payment

The license fee shall be calculated on an annual basis not later than 28th of February of the consecutive year.

The corresponding report shall list at least the type of machine, its serial number, the customer, date of delivery and sales price.

License fees are due 30 days after filing the report.

Augsburg, July 14, 2009	14.07.2009

/s/ Rainer Höchsmann	/s/ Ingo Ederer
Rainer Höchsmann	Dr. Ingo Ederer
Prometal RCT GmbH	Voxeljet technology GmbH